EXHIBIT 23.1




            Consent of Independent Registered Public Accounting Firm





Central Jersey Bancorp
Long Branch, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement No. 333-144096 of Central Jersey Bancorp on Form S-8 of our report dated June 26, 2008, appearing in this Annual Report on Form 11-K of Central Jersey Bank, N.A. Employees' Savings & Profit Sharing Plan and Trust for the year ended December 31, 2007.


/s/ Beard Miller Company LLP

Beard Miller Company LLP
Malvern, Pennsylvania
June 26, 2008